[LOGO OF US DATA AUTHORITY]

                                                 Contact: Stephanie Colzie-Artau
                                                       305.777.0500, Ext 223

              US DATA AUTHORITY BOARD ACCEPTS ACQUISITION AGREEMENT

CORAL GABLES, FL. (---March 6, 2003---) US Data Authority, Inc. (OTCBB: USDA.OB) (the "Company"), a network infrastructure company focused on providing and managing online data storage reports that its Board of Directors has voted to accept a preliminary agreement to acquire at least 80% of Panamanian based Zona Tecnologica y Telecomunicaciones, S.A. ("ZTT") which will enable the Company to expedite the offering of online data storage and a complete Business Continuance Plan ("BCP") to customers, both domestically and internationally, within a secure 50,000 square foot facility located within the City of Knowledge in Panama City. An effective BCP is one that allows businesses to fully operate, process their transactions and both store and retrieve their important data, all from a secure, remote location.

"We spent two years developing all the components to offer one of the world's most secure and cost efficient business continuance plans and a state of the art offsite data storage facility," stated Mauricio von Luxburg, ZTT President/CEO. "With the political and social unrest prevalent in so many areas of the world, the need for such a safe business continuance plan, and an offsite data storage service is dramatic, and the demand is growing daily. The completion of our facility, together with our new association with USDA, will give us the support necessary to make this service a reality."

After two years of negotiations with the Panamanian government, ZTT was granted a renewable, 20-year, state issued license. This license will allow ZTT to operate a telecommunications facility within an Economic Free Zone, whereby it would pay no taxes, fees or tariffs, thus greatly reducing its operating costs. Additionally, the ZTT facility is located adjacent to the Panama Canal, where some of the worlds largest telecommunications backbones cross, allowing ZTT, through its contracts with multiple international carriers including Cable & Wireless, access to multiple carriers throughout Asia, Europe, Central and South America, as well as twelve US based carriers, at prices far below US rates, and with unlimited potential bandwidth capacity.

USDA announced the execution of a pre-acquisition agreement on January 31, 2003, whereby the Company would purchase at least 80% of the outstanding common shares of ZTT. The transaction which is subject to the approval of the shareholders of USDA (including the authorization of additional shares of common stock of the Company) calls for the issuing to the shareholders of ZTT an aggregate of up to 3,000,000 shares of preferred stock of the Company; the tendering of $1.7 million in cash and funding of the $6 million needed to complete the retrofitting of the ZTT Panama facility; the assumption of certain liabilities of ZTT; and issuing up to 24 million shares of common stock of the Company, in consideration for the renegotiation of the terms of the outstanding debt obligations of ZTT. However, there is no assurance that these funds will be available to finance the operations of ZTT.
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 "We believe that we have found a more cost effective way to create and manage online data storage," stated USDA President/CEO Dominick F. Maggio, "and a highly experienced group of professionals in ZTT to assist us in offering our customers what we hope will be the standard in online data storage and business continuance. The facility ZTT has been creating offers us an infrastructure which will allow for unparalleled service at manageable costs for companies in all fields throughout the world."

The Company's current focus is the creation of revenue through pre-sales, once the technical facility is fully operational in Panama, while working to develop a corresponding facility in Miami. The Company has already received $4 million of the $8.9 million in committed equity investment. The Company also is seeking additional funding opportunities to further assist its growth and enable the Company to enable it to fulfill its obligations to ZTT pursuant to its acquisition agreement with ZTT and its shareholders, and get the ZTT Panama facility, and a planned South Florida mirror site into full operation as soon as possible. The Company believes that the current funding will adequately service its current outstanding debt, provide capital to establish new facilities, position the Company to offer a full suite of online data storage services to customers and enable the Company to generate sales revenues within twelve months from the completion of the Panama facility. However, there is no assurance that the Company will be able to generate pre-sales revenues within such period.

About US Data Authority, Inc.

Founded in January 1999, the Company is dedicating itself to offer a secure, cost effective primary or back-up online data storage solution for the millions of terabytes of storage currently needing such a service. For further information on the Company, please call Stephanie Colzie-Artau at (305) 777-0500, Ext 223 (sartau@usda.net).

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